SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 11, 2000


                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                      0-10652             94-2751350
(State or other jurisdiction of        (File Number)         (IRS Employer
        incorporation)                                     Identification No.)


             880 EAST CYPRESS AVENUE                         96002
               REDDING, CALIFORNIA
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (530) 221-8400


                       This Form 8-K consists of 6 pages.
                         The Exhibit Index is on Page 4.

         ITEM 5.  OTHER EVENTS

         North Valley Bancorp (the "Registrant") is a California corporation and the registered bank holding company for North Valley Bank, a California banking corporation with its headquarters in Redding, California. As previously reported, the Registrant entered into a certain Agreement and Plan of Reorganization and Merger dated October 3, 1999, as amended (the "Plan of Reorganization") with Six Rivers National Bank, a national banking association with its headquarters in Eureka, California ("Six Rivers"), and NVB Interim National Bank, an interim national banking association formed at the direction of the Registrant to facilitate the business combination contemplated by the parties.

         The closing of the transactions contemplated by the Plan of Reorganization occurred on October 11, 2000. A copy of the Registrant's news release, announcing the closing, is filed as an exhibit to this report and is incorporated herein by this reference.

         Under the terms of the Plan of Reorganization, Six Rivers merged with and into NVB Interim National Bank effective at 5:00 p.m. on October 11, 2000. The resulting national banking association is continuing operations with the national bank charter number of Six Rivers and the name "Six Rivers National Bank" as a wholly owned subsidiary of the Registrant. The Registrant now has two banking subsidiaries: North Valley Bank (headquartered in Redding, California) and Six Rivers National Bank (headquartered in Eureka, California).



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)      EXHIBITS.

                    99.18 News Release of North Valley Bancorp dated October 12, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            NORTH VALLEY BANCORP
                                               (Registrant)


Date:   October 16, 2000                    By: /s/ SHARON L. BENSON
                                                --------------------------------
                                                    Sharon L. Benson
                                                    Senior Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX



NO.           IDENTITY                                               PAGE NOS.

99.18         News Release of North Valley Bancorp dated                5
              October 12, 2000